NOTICE OF FILING ERROR



         The DEF 14A filing on March 18, 2004 (Accession number
0001193125-04-044867) containing proxy material for annual stockholders meetings to be held on April 27, 2004, for 17 closed-end investment companies, was incorrectly filed for the fund listed below and should be disregarded as to that fund.

                    MuniYield California Insured Fund, Inc.
                   Investment Company Act File No. 811-06645
                             CIK No. - 0000887126